UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 10, 2007

ANPATH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123655	20-1602779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 Morlake Drive, Suite 201

Mooresville, NC 28117

(Address of Principal Executive Offices/Zip Code)

(704) 658-3350

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

Anpath Group, Inc., formerly Telecomm Sales Network, Inc. (the “Company”), announced today that the 6,400,000 shares of its restricted common stock the ( the “Escrow Shares”) issued in connection with its January 2006 acquisition of EnviroSystems, Inc. (“EnviroSystems”) continue to be held in escrow pending resolution of the Company’s claim for the return of such 6,400,000 Escrow Shares.

On January 10, 2006, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 11, 2005, the Company acquired EnviroSystems.  Pursuant to the terms of the Merger Agreement, the Company issued the 6,400,000 restricted Escrow Shares to the holders of EnviroSystems preferred stock (the “EnviroSystems Shareholders”).  All 6,400,000 restricted Escrow Shares issued to the EnviroSystems Shareholders were placed in an escrow account pursuant to the terms and conditions of an Escrow and Lock-Up Agreement (the “Escrow Agreement”).  Under the terms of the Merger Agreement and the Escrow Agreement, all such 6,400,000 Escrow Shares were subject to claims by the Company for indemnification under the Merger Agreement.   In addition, the Escrow Agreement provided that any of the 6,400,000 Escrow Shares remaining in the Escrow Account that were not the subject of a claim for indemnification, would be eligible to be released from escrow on the date fifteen (15) months after the closing of the merger, April 10, 2007.

In November 2006, the Company sent to the agent for the EnviroSystems Shareholders (“Shareholders Agent”), a Claim Notice for indemnification under the Escrow Agreement seeking the return of all 6,400,000 Escrow Shares.  In December 2006, the Shareholder Agent responded on behalf of the EnviroSystems Shareholders by indicating that the Shareholder Agent did not believe that the Company’s Claim Notice satisfied the requirements of the Escrow Agreement and requested that the Company  provide a Claim Notice meeting said requirements.  The Company, however, believes that such Claim Notice in fact satisfied the requirements in the Escrow Agreement.  In addition, the Shareholder Agent verbally rejected the Company’s request for the return of all of the 6,400,000 Escrow Shares and reserved further objection to the Company’s claims pending receipt of a Claim Notice, which the Shareholders Agent believes satisfies the requirements of the Escrow Agreement.

On April 9, 2007, the Company sent  a supplement to the Company’s Claim Notice further outlining its claim for indemnification and reiterating its demand for the return of all 6,400,000 Escrow Shares.  Accordingly, pursuant to the terms of the Merger Agreement and Escrow Agreement, since all 6,400,000 Escrow Shares are the subject of a claim for indemnification by the Company, all 6,400,000 Escrow Shares shall remain held in escrow until the parties deliver to the escrow agent a settlement agreement directing the release of the shares or the escrow agent receives a non-appealable court order directing how the shares should be released.  No assurances can be given, when, if ever, the Escrow Shares will be released from escrow, and, if released, the amount to be released and/or cancelled.

The information contained in this Report on Form 8-K is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANPATH GROUP, INC.

Date: April 10, 2007	By:	/s/ J. Lloyd Breedlove
J. Lloyd Breedlove,
President and Chief Executive Officer